Table of Contents

Exhibit 15.3

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

March 30, 2012

Petróleo Brasileiro S.A.
Av. Republica do Chile 330
9th floor – Centro

CEP 20031-170

Rio de Janeiro, RJ – Brazil

Ladies and Gentlemen:

We hereby consent to the references to DeGolyer and MacNaughton as set forth under the headings “Presentation of Information Concerning Reserves,” “Item 4 – Information on the Company—Additional Reserves and Production Information—Internal Controls over Proved Reserves,” and “Item 19—Exhibits” in the Annual Report on Form 20-F of Petróleo Brasileiro S.A.—Petrobras for the year ended December 31, 2011 (the Annual Report). We further consent to the inclusion of our two third-party letter reports dated February 29, 2012 and March 8, 2012 in the Annual Report. One third-party letter report contains opinions regarding our comparison of estimates prepared by us with those furnished to us by Petrobras of the net proved crude oil, condensate, and natural gas reserves, as of December 31, 2011, of certain properties owned by Petrobras in Brazil and offshore from Brazil. The other third-party letter report contains our independent estimates of the net proved crude oil, natural gas liquids (NGL), and natural gas reserves, as of December 31, 2011, of certain properties owned by Petrobras in South America (outside of Brazil).

We further consent to the references to our firm as set forth in the Registration Statement on Form F-3, Registration Nos. 333-163665 and 333-163665-01, of Petróleo Brasileiro S.A.—Petrobras and Petrobras International Finance Company (together, the “Registrants”), under the heading “Experts,” and to the incorporation by reference to the other references to our firm contained in the Annual Report of the Registrants on Form 20-F for the year ended December 31, 2011, under the headings “Presentation of Information Concerning Reserves,” “Item 4—Information on the Company—Overview of the Group,” and “Item 19—Exhibits.”

Very truly yours,

/s/DeGOLYER and MacNAUGHTON

DeGOLYER and MacNAUGHTON

Texas Registered Engineering Firm F-716